Exhibit 99.1

To: Valued Investor

Subject:	Muscle Maker, Inc.
Strategic Update and Open Discussion

Date: 10/14/2020

Dear Valued Investor,

As part of our continuing open dialog with investors, I wanted to take a moment to bring everyone up to date on our growth strategy and general business environment. As always, we encourage you to sign up to our investor updates through the musclemakergrill.com website or visit the sec.gov website for all filings.

Growth Strategy

Our growth strategy is simple. We are executing a non-traditional location growth strategy that focuses on three verticals: military bases, universities and ghost kitchens. We expect that these locations will mostly be corporately owned and operated. We also have a franchise model where franchisees can expand into several of these verticals as well as traditional locations where the franchise model tends to make more sense.

We are always open to strategic opportunities. In our opinion, while the pandemic has been devastating for some individuals and businesses, it has also created opportunities to develop and grow our business. We are not encumbered by many four-walled locations. Because of this, we are able to shift into emerging trends in the restaurant industry without competing with existing locations. In general, we believe we have the ability for developing and growing this chain in a post-pandemic environment. We believe we can be first to market in a significant way in the expanding ghost-kitchen environment while also having the ability to grow in other non-traditional locations. Opportunities present themselves frequently and we are open to investigating these potential strategic areas.

What is a non-traditional vs a traditional location?

Traditional locations are concepts located in strip center shopping malls that are anchored by grocery stores, Home Depot, Michaels, etc. They can also be defined as stand alone restaurants with drive thru’s. Basically, locations that you see on your normal day to day routines.

Non-traditional locations are concepts that have captured audiences, destinations or alternative ways to serve consumers. Locations like military bases, airports, universities, casinos, kiosks, food trucks and ghost kitchens are all examples of non-traditional locations.

Why a non-traditional location model?

The restaurant industry has struggled, in general, with consumer traffic. People were already reducing their restaurant visits pre-covid and the virus has simply accelerated the phenomenon. However, non-traditional locations tend to be different. Non-traditional locations capture audiences in unique areas like military bases, universities or airports or simply represent alternative ways to serve the consumer like ghost kitchens and delivery. While no concept is immune to various external macro-environmental pressures, we believe a non-traditional location approach helps shield the company to recessionary pressures. The military does not lay off troops, universities still need to feed the students, etc.

$5.6M capital raise

As you know, we recently closed a $5.6M capital raise in September that is being used for growth initiatives and potential strategic opportunities. We plan to use the capital to fund the execution of our non-traditional location growth strategy on military bases, universities and ghost kitchens. We intend to use a portion of the proceeds to open an estimated 30 ghost kitchens while also pursuing four to ten university/military base locations. We strongly believe that the restaurant industry has changed due to Covid-19 and non-traditional locations along with ghost kitchens are becoming the new norm. We are also evaluating potential acquisition targets that have been successful during the pandemic.

Why ghost kitchens?

We believe Covid-19 has changed the restaurant industry. In May 2020, 29% of all Americans have used third party delivery services1. This has only grown over the past several months. We believe it is becoming a new way of conducting business. Third party delivery companies continue to expand into other non-food areas as well further implanting the idea of using delivery for your everyday needs. As a matter of fact, according to UBS “there could be a scenario where by 2030 most meals currently cooked at home are instead ordered online and delivered either from restaurants for central (ghost) kitchens.”2

We believe ghost kitchens represent a unique opportunity to expand and grow the brand presence across major metropolitan areas throughout the U.S. at a significantly lower cost of capital and at a more rapid pace when compared to traditional locations. In January, we signed a ten ghost kitchen agreement with a major delivery-only ghost kitchen provider. This is one of the top ghost kitchen providers with a presence across many major metropolitan areas and expanding rapidly. Since that announcement, we have signed leases to open five locations in the Chicago market, two locations in Philadelphia and two locations in New York City. We are currently looking for additional markets utilizing a portion of the proceeds from the $5.6M capital raise.

To put the lower cost of buildout of a ghost kitchen into perspective, we are able to fully build a ghost kitchen location for approximately $75,000. This includes all equipment, leasehold improvements, opening inventory and training. Compared to our other location types which run, on average, between $100,000 to $350,000 and I believe you can see the advantage of a lower cost of capital with ghost kitchens.

There are several other advantages to ghost kitchens beyond the low cost of capital and increased brand expansion. Ghost kitchens are modular. This means there are very few leasehold improvement costs and most of the capital is spent on equipment. While we believe in the ghost kitchen concept, not every location or market will be successful. In these cases, the leases that are signed are for only one year (with renewals). With modular equipment, we can literally unplug the equipment and move it to another location. This reduces our risk as we can quickly remove ourselves from an unprofitable location and re-deploy the assets to other locations. This is a huge advantage over typical brick and mortar locations as they are usually on 5-10 year leases with a majority of the build out costs tied into leasehold improvement which obviously can’t be moved.

1 Second Measure, “Which company is winning the restaurant delivery war”, Liyin Yeo, July 2020

2 UBS study, “Is the kitchen dead”, June 2020

Ghost kitchens are 200 – 400sf in size with no dining rooms, no signage, no point of sale system, etc. Basically, they are kitchen only facilities with no consumer interaction. Orders are placed via third party delivery apps such as Uber Eats, Door Dash, Grub Hub, Favor, etc.

In these 200 – 400sf locations, we are able to run up to six different concepts from one ghost kitchen location. Today, we are running three concepts from one kitchen: Muscle Maker Grill, Healthy Joe’s and Meal Plan AF. We have the ability to create new concepts from existing ingredients at a rapid pace. We can leverage our menu items and create concepts around burgers, salads, smoothies, wraps, sandwiches, etc. We can also create concepts around completely new lines of business. The sky is the limit on the potential new concepts and menu ideas that can be generated from ghost kitchens.

Ghost kitchens rely on third party delivery apps and drivers for delivery. Delivery was a growing segment of the restaurant industry before covid-19 and has further accelerated as consumers want to practice social distancing which forces businesses to have capacity limitations. We believe that the delivery trend was already a big portion of the restaurant industry and will continue to be even post covid-19 as consumer behaviors change. As I like to use as an example, even my 83-year-old mother started using delivery for everything she does and has commented on how easy it is to use and didn’t know why she wasn’t using it before!

In August, we announced an agreement with REEF Technology. Muscle Maker Grill was selected as a target partner with REEF Technology and signed an agreement to launch two pilot locations. The platform provided by REEF Technology enables underutilized real estate to be tailored to meet the diverse needs of the surrounding neighborhood. REEF has developed what they call “neighborhood kitchens” where they build a ghost kitchen facility on one of their over 4,500 properties which allows them to get essential products closer to the customer. These locations will operate on a delivery-only model where consumers place their orders directly through third-party delivery apps and brought to their door with contactless delivery. This is just another form of ghost kitchen and moving the brand into additional non-traditional outlets. REEF Technology is currently running neighborhood kitchens across roughly 80 locations and may run multiple brands out of each ghost kitchen. REEF Technology is responsible for all the capital expenditures to build the ghost kitchen, operational costs and product ingredients. Muscle Maker receives a percentage license fee for all Muscle Maker Grill sales made in the REEF Technology ghost kitchens. We are very excited about the potential for this agreement and look forward to announcing the projected opening of the first REEF Technology neighborhood kitchen in the November/December timeframe.

Military Bases

Military bases represent a unique opportunity for Muscle Maker Grill. The military is looking for healthier alternatives to feed the troops and base personnel. The military launched “Operation Live Well” that focuses on providing healthier eating alternatives for our troops versus typical fast food concepts. Muscle Maker Grill fits this requirement. We currently have six locations across five military bases: Fort Benning (2), Fort Sill, Fort Meade, Fort Bliss and Camp Elmore. These are mostly Army locations, but Camp Elmore allows us to move into a new branch of the military with the Marines. Military bases represent a non-traditional location as these sites tend to be captured audiences and not open to the general public.

Our sales on military basis have been impacted by covid-19. Most bases instituted strict social distancing, reduced hours of operations and in general instituted strict protocols limiting the exposure of the troops to covid-19. However, over the past several months, each base has been lifting various restrictions and our sales have started to bounce back. For example, several bases have seen sales double month over month. All military base locations are now back open except for Fort Benning #2, which was our lowest sales volume location, that is in an office administration building and the personnel are still working in different facilities or at home.

We hope to be adding a new member of our Board of Directors at our upcoming shareholder meeting on October 27th. With shareholder approval, Major General (retired) Malcolm Frost will be joining the Board of Directors. We are very excited about the contribution he will bring to our company. We will now have a well-respected expert on military affairs who can guide the company through various bidding processes, provide insight on the machinations of the military, contacts, etc.

Universities

Universities fit into the non-traditional development strategy with captured audiences and a clientele that tends to be more focused on healthier eating alternatives while also emphasizing delivery and convenience. We feel strongly that Universities are a perfect fit for our concepts, especially where we can leverage delivery while also being in a convenient location for student foot traffic.

We currently have five university locations under lease and have opened two of these locations with the remaining under various stages of construction. We have a lease signed with the Texas Tech El Paso Medical Campus and four locations within the Northern Virginia Community College System. These locations will feature select menu items from both the Muscle Maker Grill and Healthy Joe’s menus.

There are over 4,000 US colleges representing significant white space for future development opportunities.3 Other factors influencing our strategy include the fact that college students spent approximately $65 Billion on food in 2018 while 76% of college students who receive recreational money from their parents use it for eating out.4 Dining with friends has become a major component of student social lives. This can be in restaurant dining or in-home occasions through delivery. More than 80% of college students want delivery with 63% ordering from off campus locations and 40% from on campus locations.5 These are some very compelling statistics and we believe these support our non-traditional University growth strategy.

We look forward to students getting back to 100% capacity on campus in person. The timing and performance of our opening dates for these locations is being impacted by student attendance. While we will open most of these locations with a limited menu and operating hours for this semester, our strategy was to commit and build out locations in anticipation of students being back to close to normal capacity in the spring semester.

3 National Center for Education Statistics, 2017-18

4 Lexington Law, “College Student Spending Habits”, Jan 2020, Oppu “Are college millennials responsible with their parent’s money”, HSBC, “The value of education” 2018

5 QSR, “Restaurants would be wise to court college students”, Aug 2019

New Concepts

Muscle Maker Grill focuses on lean proteins, superfoods and proprietary recipes and sauces. Our menu is served in bowls, wraps, salads and burgers. We also have smoothies and meal plan options. All items are prepared fresh and consumers can customize their orders to fit their dietary needs. Proteins include grass-fed steak, all-natural chicken breast, lean turkey and Impossible plant-based options. Superfoods include kale, quinoa, avocado, broccoli, spinach, cauliflower rice and sweet potato fries. We have options for gluten free, fat free, keto, low calorie, etc. It’s a broad menu that caters to many nutritional needs and dietary requirements.

However, the restaurant name “Muscle Maker Grill” can be polarizing. Our studies have shown that the name can be intimidating or confusing to some consumers. Many people believe the restaurant, because of its name, is designed for a body building clientele. In reality, the menu is designed to accommodate every person who is striving to eat healthier overall. It doesn’t matter where they are in their healthier lifestyle journey, we have products that fit all dietary needs.

The Muscle Maker Grill name fits perfectly on a military base. Soldiers are warriors and Muscle Maker Grill fits with their dietary needs. The Muscle Maker Grill name fits perfectly when located near a gym or fitness center. This is a clientele base that is already working on a healthier lifestyle and fits their dietary needs. However, Muscle Maker Grill does not fit well in a typical suburban location in a shopping center that is anchored by a grocery store or other retailer. In these instances, consumers aren’t usually looking for a protein enhanced smoothie or healthier meal to round out their workout and likely won’t attract consumers for their everyday meals. We needed a new concept with a more universal name and menu options that is a more family friendly concept.

Healthy Joe’s

To fulfill the need of targeting a large demographic, we created Healthy Joe’s. Healthy Joe’s is a family friendly concept that will fit into suburban locations. Remember that roughly 70% of consumers say a healthy menu influences their restaurant choice.6 We obviously fit that criteria and now have a restaurant name and menu that is not intimidating to the average consumer.

Healthy Joe’s features fresh, healthy inspired everyday items including salads, bowls and sandwiches. We still feature grass-fed steak, all-natural chicken and Impossible plant-based items but now introduce wild caught Norwegian salmon and vegetarian options. Other menu items include avocado toast, chipotle hummus, citrus mint brown rice pilaf and roasted sweet potatoes. We have fresh brewed iced teas and lemonades with locally baked breads and desserts. House made sauces include cilantro lime crema sauce, avocado smash ranch, blood orange shallot vinaigrette and as always, our zero-carb signature sauce. A unique feature at Healthy Joe’s is all toppings run through a 500-degree oven before being placed on the salad or bowl bases.

Our first Healthy Joe’s location was opened last fall during the Thanksgiving and Christmas season. This was an operational test to work out any kinks in the systems before we launched our grand opening campaign. Unfortunately, our grand opening campaign was schedule to launch the week of March 23rd which happened to coincide with the lock downs due to Covid-19 in New York City. Obviously, timing couldn’t be worse for a launch and we temporarily closed the location. We have since reopened the location on October 7th and are scheduling grand opening activities. We are very excited about the possibilities of the new name and menu selections and are introducing this concept in all ghost kitchens as well as the university locations.

6 Nations Restaurant News, “Healthy Foods Driving Dining Choices”, July 25 2017

Other Concepts

As I explained earlier, ghost kitchens allow you to run multiple concepts out of the same kitchen. Consumers only see a restaurant name and menu on their third-party delivery app when placing an order. For example, they will see Muscle Maker Grill and its menu as a separate location versus Healthy Joe’s and Meal Plan AF. This shows up as three distinct and separate restaurants to the consumer yet are all run from the same kitchen utilizing many of the same ingredients. For example, we leverage the same proteins, vegetables, burgers, packaging, etc. across all concepts while introducing unique recipes and ingredients to round out the menus.

Meal Plan AF is a perfect example of being able to leverage the same menu items from Muscle Maker Grill (we sell meal plans today) by removing the meal plan options and launching a meal plan only concept to consumers.

MMG Burger Bar does the same thing by separating the Muscle Maker Grill burger menu and introducing a healthy burger restaurant option. In this case, we also introduce a “cheat day” menu with decadent burger options for when you simply want to indulge in a decadent burger.

Ghost kitchens allow for the rapid development and expansion of new menu concepts. You can experiment with different items, names, pricing, etc. until you find the right combination.

New Menu Items

Our menu items continue to evolve. Beyond the creation of Healthy Joe’s, we have also introduced a “cheat day menu” in several of our locations. In a typical restaurant, their menu is full of non-healthy everyday menu items and then a small section of their menu is dedicated to healthier alternatives. We are introducing this same concept but an opposite approach where our menu is full of healthier alternatives and then we introduce a small “cheat day menu” for when consumers simply want to eat a decadent burger, dessert or some other targeted item. It’s a way to make sure that we can offer items to all consumers in a group and reduce any veto vote from patrons not wanting to eat a healthier meal. This is being introduced at Healthy Joe’s and several other locations. Consumers simply see a large QR code on a sign near the order point. If they scan it a secret “cheat day menu” shows up.

We are currently testing protein enriched, keto friendly donuts into several of our locations. While early in the test, we are seeing some locations experiencing strong sales of these items. This is just another example of continuous testing and menu innovation that I like to discuss with shareholders. We will continue to innovate with the menu to stay current with dietary trends.

Rebranding

The 2020 pandemic has caused many companies to evaluate their current operations and growth strategies and those that have pivoted in the appropriate direction have been able to continue to thrive. While our company has always prided itself as a forward thinking, adaptable company, Covid-19 has forced us to take a deeper dive into our business as well. Our company is quickly becoming a healthy eating platform. We have created new food concepts to meet the growing desire for people to eat healthier and we will continue to roll out new concepts in the future. We believe the name Muscle Maker Grill Inc. does not fully represent our total brand and company initiatives. We are currently evaluating a parent company name change which will host all of the company’s brands underneath one umbrella which will aim to truly define our company’s business thesis.

Summary

In summary, we have come a long way over the past several years and have honed into our strategic plan. Covid-19 has created an immense opportunity in the non-traditional development arena and pushed new concepts like ghost kitchens to the forefront. Muscle Maker Grill has a unique opportunity to expand into these new areas at a rapid pace without being encumbered by existing four-walled restaurants. It’s a new economy with ghost kitchens and third-party delivery disrupting the restaurant industry. We can be leaders in these areas and we look forward to executing against our plans.

Forward-Looking Statements

This document may include “forward-looking statements.” To the extent that the information presented in this document discusses financial projections, information, or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “should,” “may,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” “goals” and “proposes.” Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” and elsewhere in documents that we file from time to time with the SEC. Forward-looking statements speak only as of the date of the document in which they are contained, and Muscle Maker, Inc does not undertake any duty to update any forward-looking statements except as may be required by law.